Exhibit 99.1
Terayon Receives Letter from NASDAQ due to Delayed Filing of Form 10-Q
Santa Clara, California — November 22, 2005 — Terayon Communication Systems, Inc. (NASDAQ: TERNE), a leading provider of digital video networking applications and home access solutions, announced today that because of the delay in filing its Quarterly Report on Form 10-Q for the period ended September 30, 2005, the company has received a letter, dated November 17, 2005, from The NASDAQ Stock Market notifying it that Terayon’s stock is subject to delisting because it is in violation of NASDAQ Marketplace Rule 4310(c)(14), which requires the timely filing of periodic reports with the Securities and Exchange Commission (SEC).
     Terayon intends to request a hearing before a NASDAQ Listing Qualifications Panel. This request will automatically stay the delisting of Terayon’s common stock pending the Panel’s issuance of a written decision following the hearing. At the hearing, Terayon intends to request that the Panel grant it an extension of time to become current in its SEC filings and to demonstrate compliance with all requirements for continued listing. However, there can be no assurance that the Panel will grant Terayon’s request. As a result of the delay in filing its Form 10-Q, Terayon’s trading symbol was changed from ‘TERN’ to ‘TERNE’ on November 21, 2005.
     Terayon announced on November 7, 2005 its delay in filing the Form 10-Q as the company is reviewing the recognition of revenue for certain transactions during prior periods. Terayon initiated the review after determining that certain revenues recognized in the second half of fiscal year 2004 from a customer may have been recorded in incorrect periods. The revenue matters under examination relate to the timing of revenue recognition and may result in a restatement of prior period financials. Terayon cannot determine at this time when the investigation will be completed, but the company intends to file its Form 10-Q for the third quarter of 2005 as soon as practicable following the conclusion of the investigation. The SEC has informed Terayon that it has initiated an informal inquiry into the matters discussed in the November 7, 2005 press release. Terayon intends to cooperate fully with the SEC’s inquiry.

Terayon Receives Notice from NASDAQ due to Delayed Filing of Form 10-Q

About Terayon
     Terayon Communication Systems, Inc. (NASDAQ: TERN) provides digital video networking applications and home access solutions that enable the delivery of advanced digital video, voice and data services. Service providers worldwide have deployed more than 6,000 of Terayon’s digital video systems to brand their programming, insert millions of digital ads, offer HDTV and other digital video services. More than five million Terayon cable modems and other home access solutions have been deployed by cable operators globally to provide broadband Internet access and VoIP telephony. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide.

Investor Contact:	Press Contact:
Kirsten Chapman / Moriah Shilton	John Giddings
Lippert/Heilshorn & Associates, Inc.	Corporate Communications
(415) 433-3777	(408) 486-5260
moriah@lhai-sf.com	john.giddings@terayon.com
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“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements, which involve a number of risk and uncertainties. Any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements relating to the nature of Terayon’s accounting review, statements relating to the expected outcome of Terayon’s accounting review, and other statement that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the timing and success of any hearing before a NASDAQ Listing Qualifications Panel, the results of the completed review into possible accounting errors, the timing of the filing of Terayon’s Form 10-Q for the third quarter of fiscal year 2005, the need for any corrective actions in connection with Terayon’s accounting practices, the actual timing and extent of any restatement of prior financial results, the reaction to any such restatement by Terayon’s stockholders and customers, as well as changes in economic, business, competitive, technological and/or regularly factors and trends. Additional factors that may affect future results are contained in Terayon’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, particularly in the “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections. Such filings are available at the SEC’s website www.sec.gov. Terayon disclaims any obligation to update and revise statement contained in this release based on new information or otherwise.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.